UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 2, 2005

General Cable Corporation

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.

4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (859) 572-8000

Not Applicable

____________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

On August 2, 2005, the registrant issued a press release, a copy of which is filed as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

(c)

The Exhibit accompanying this Report is listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

August 2, 2005

By:

/s/ Robert J. Siverd

Name:

Robert J. Siverd

Title:

Executive Vice President and

General Counsel

INDEX TO EXHIBITS

Exhibit Number	Exhibit	Method of Filing
99	Press Release	Filed Herewith

General Cable Corporation

CONTACT:

Paul M. Montgomery

FOR IMMEDIATE RELEASE

     Vice President, Finance

August 2, 2005

     Investor Relations

(859) 572-8684

GENERAL CABLE CORPORATION REPORTS SECOND QUARTER RESULTS

AND DECLARES DIVIDEND ON PREFERRED STOCK

HIGHLAND HEIGHTS, KENTUCKY, August 2, 2005 – General Cable Corporation (NYSE: BGC) reported net income after preferred stock dividends for the second quarter ended July 1, 2005 of $10.3 million, which was $0.23 on a diluted per share basis. These results were up from net income of $3.7 million in the second quarter of 2004. Included in the results for the 2005 second quarter were pre-tax charges of $3.5 million associated with the previously announced closure of certain of the Company’s manufacturing facilities. These costs reduced reported earnings per share by $0.04 in the second quarter.

Highlights

*  Net sales of $608.6 million were up 9.0% in comparison to metal-adjusted sales in the second quarter of 2004, the

    9th consecutive quarter of positive year-over-year revenue growth.

*  Net operating margin increased 180 basis points in the second quarter of 2005 in comparison to metal-adjusted results in the second quarter of 2004, excluding plant rationalization costs.

*  Operating income for the third quarter of 2005, excluding rationalization costs, is forecasted to be up 20 to 25%

    in comparison to the third quarter of 2004.

In accordance with the terms of the Company’s 5.75% Series A Convertible Redeemable Preferred Stock, the Board of Directors has declared a preferred stock dividend of approximately $0.72 per share for the three-month period ending August 24, 2005.  The dividend is payable on August 24, 2005 to preferred stockholders of record as of July 31, 2005.

General Cable will discuss second quarter results on a conference call and webcast at 10:00 a.m. EDT tomorrow, August 3. Call information is available at www.generalcable.com.

“Despite a continued increase in the cost of copper, which rose to a record high monthly average in June of $1.62 per pound, we were able to continue to expand our operating margins and deliver operating profit about 70% higher than the same quarter last year, excluding plant rationalization charges,” commented Gregory B. Kenny, President and Chief Executive Officer of General Cable.  “We have now delivered year-over-year margin expansion for the last four quarters, which shows that our focus on rapid material and other cost recovery coupled with continuous improvement is working.”

“Our focus on continuous improvement also resulted in three General Cable plants being recently selected as finalists for IndustryWeek’s North American 2005 Best Plants award,” added Kenny. “This recognition, which is not specific to any one industry or line of business, is a testimony to the hard work and dedication our North American Manufacturing team, under the leadership of Larry Fast, has to Lean Manufacturing and the utilization of Six-Sigma quality improvement tools.”

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GENERAL CABLE REPORTS SECOND QUARTER RESULTS

Second Quarter Results

Net sales for the second quarter of 2005 were $608.6 million, an increase of 9% versus metal-adjusted net sales in the 2004 second quarter. The average price per pound of copper and aluminum increased $0.30 and $0.04, respectively, from the second quarter 2004 to the second quarter 2005.  The 2004 net sales have been increased in this comparison to put them on a consistent metal-adjusted basis with 2005 net sales. Overall net sales for the quarter were positively affected by about 3% as a result of favorable changes in foreign currency exchange rates for the Company’s international operations.

Contributing to the 9% increase in metal-adjusted net sales was a 9% increase in Energy cables, where North American sales increased due to demand for transmission cables and pricing actions implemented over the last several quarters on both transmission and distribution cables to offset raw material inflation. International energy cable sales were up due to demand for distribution cables, particularly in Spain, and favorable foreign currency exchange rates. Industrial & Specialty cables revenue was up 5% due to strong demand globally as well as favorable foreign currency exchange rates.  Revenue for Communications cables increased 15%, reflecting additional revenue from the recent acquisition of certain assets within Draka Comteq’s North American business as well as increased sales in all product segments, including telephone exchange cables, LAN cables, electronics and OEM assemblies. For the fourth quarter in a row, volume to traditional RBOC telecom customers fell in comparison to the same period in 2004. In response to this trend of declining demand for telephone cable, the Company announced the closure of one of its three telephone cable manufacturing plants in June 2005.

Selling, general and administrative expenses were $43.3 million in the second quarter of 2005, up from $38.1 million in the second quarter of 2004. The increase in SG&A was due in part to professional fees related to the Company’s compliance activities, expenses associated with certain assets recently acquired from Draka Comteq’s North American business and changes in foreign currency exchange rates.  SG&A was 7.1% of net sales in the second quarter of 2005, up slightly from 6.8% on a metal-adjusted basis in the same period of 2004.

The second quarter 2005 operating income of $28.0 million was up from $17.1 million in the second quarter of 2004. The results in 2005 include $3.5 million of pre-tax charges related to the rationalization of certain manufacturing facilities. The 2004 results also included a $1.6 million pre-tax charge related to rationalization of manufacturing facilities. Operating income for the second quarter of 2005 benefited from pricing actions put in place over the last several quarters.

The Company’s effective tax rate for the second quarter of 2005 was approximately 37.6%.

Third Quarter Outlook

“For the third quarter of 2005 we should deliver our tenth straight quarter of year-over-year top-line growth with sales up approximately three to five percent in comparison to metal-adjusted sales in the third quarter of 2004. Operating income (excluding plant rationalization charges which should approximate $20 million on a pre-tax basis), should increase between twenty and twenty five percent,” commented Kenny. “On a diluted per share basis, excluding the plant rationalization charges, earnings should approximate $0.20 to $0.24 with copper in the $1.60 to $1.65 per pound range.  Copper has recently moved up sharply from the second quarter average of $1.53 per pound reaching a historic high of about $1.70 per pound. As a result, the Company has announced price increases to its non-contractual customers and may need to issue future increases to recapture these higher costs.”

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GENERAL CABLE REPORTS SECOND QUARTER RESULTS

General Cable (NYSE:BGC), headquartered in Highland Heights, Kentucky, is a leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial, specialty and communications markets. Visit our website at www.GeneralCable.com.

Certain statements in this press release, including without limitation, statements regarding future financial results and performance, plans and objectives, capital expenditures and the Company’s or management’s beliefs, expectations or opinions, are forward-looking statements. Actual results may differ materially from those statements as a result of factors, risks and uncertainties over which the Company has no control. Such factors include economic and political consequences resulting from the September 2001 terrorist attack and the war with Iraq, domestic and local country price competition, particularly in certain segments of the power cable market and other competitive pressures; general economic conditions, particularly in construction; changes in customer or distributor purchasing patterns in our business segments; the Company’s ability to increase manufacturing capacity and productivity; the financial impact of any future plant closures; the Company’s ability to successfully complete and integrate acquisitions and divestitures; the Company’s ability to negotiate extensions of labor agreements on acceptable terms; the Company’s ability to service debt requirements and maintain adequate domestic and international credit facilities and credit lines; the Company’s ability to pay dividends on its preferred stock; the impact of unexpected future judgments or settlements of claims and litigation; the Company’s ability to achieve target returns on investments in its defined benefit plans; the Company’s ability to avoid limitations on utilization of net losses for income tax purposes; the cost of raw materials, including copper and aluminum; the Company’s ability to increase its selling prices during periods of increasing raw material costs; the impact of foreign currency fluctuations; the impact of technological changes; and other factors which are discussed in the Company's Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2005, as well as periodic reports filed with the Commission.

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TABLES TO FOLLOW

Release No. 0479

08/02/05